Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 4, 2016 relating to the financial statements and financial statement schedule, which appears in Northwest Pipe Company's Annual Report on Form 10-K/A for the year ended December 31, 2016. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Portland, Oregon

March 17, 2017